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                                                                     EXHIBIT 16

May 3, 1996



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Gentlemen:

      We have read the change in the independent accountant section on page 62 of Sunrise Assisted Living, Inc.'s Form S-1 File No. 333-2582 and are in agreement with the statements contained in the first three sentences therein. We have no basis to agree or disagree with the last sentence of that section.


/s/ Hoffman, Morrison & Fitzgerald, P.C.

HOFFMAN, MORRISON & FITZGERALD, P.C.
Vienna, Virginia